AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 30, 2002 among Matria Healthcare, Inc., a Delaware corporation ("Parent"), MRDC Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and MarketRing.com, Inc., a Georgia corporation (the "Company").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the "GBCC"), Parent and the Company desire to enter into a transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger").

     B. The parties intend for the Merger to be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and for this Agreement to constitute a plan of reorganization under such Section.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
                                   THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the GBCC, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Georgia in accordance with the relevant provisions of the GBCC (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place in Marietta, Georgia, at the offices of Parent, at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date").

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the GBCC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 Organization of Surviving Corporation.

(a) At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated in their entirety to be identical to the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, which shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended; provided, however, that Article I of the Articles of Incorporation shall be amended to read as follows: The name of the corporation is MarketRing.com, Inc.

(b) The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

(c) The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office until their respective successors are duly appointed.

1.5 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a) Conversion of Company Common Stock. Each share of Common Stock, no par value, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.5(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.5(e) and (f)) into the right to receive a number of shares of Common Stock, par value $0.01 per share, of Parent (the "Parent Common Stock") equal to the Exchange Ratio (as herein defined) upon surrender of the certificate representing such share of Company Common Stock (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and indemnity agreement) and otherwise in the manner provided in and subject to the terms and conditions of Section 1.7 and subject to Parent's right of set-off pursuant to Section 8.4. The "Exchange Ratio" shall be a number equal to the quotient obtained by dividing (i) 310,000, increased by the amount of any positive Share Adjustment (as herein defined) or reduced by the amount of any negative Share Adjustment, by (ii) the total number of shares of Company Common Stock issued and outstanding and reserved for issuance upon exercise of the Company Warrant and all Company Options (as such terms are defined in Section 1.5(c)) immediately prior to the Effective Time. For purposes of the preceding formula, the "Share Adjustment" shall be a number equal to the quotient obtained by dividing (x) the Adjustment Amount (as defined in Section 1.11(a)), by (y) the average per share closing price of the Parent Common Stock during the five (5) consecutive trading days immediately preceding the Closing Date, as reported on the Nasdaq National Market System ("Nasdaq") (such average closing price being hereinafter referred to as the "Closing Stock Price").

(b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held in the treasury of the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Stock Options; Warrants. At the Effective Time, all options to purchase Company Common Stock ("Company Options") then outstanding under the Company's 1999 Stock Option and Stock Appreciation Rights Plan (the "Company Stock Option Plan"), shall be assumed by Parent in accordance with Section 5.11 hereof. At the Effective Time, in accordance with the terms of the Substitute Warrant (as defined in Section 1.10(a)(vii)), all rights to purchase shares of Company Common Stock under the Warrant for the Purchase of Shares of Common Stock, Warrant No. 2000-1, issued by the Company to Steven Arminio (the "Warrant Holder") on April 23, 2001 (the "Company Warrant") shall be cancelled and extinguished without any conversion thereof.

(d) Capital Stock of Merger Sub. Each share of Common Stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.01 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend recapitalization or similar event with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each record holder of shares of Company Common Stock immediately prior to the Effective Time (each, a "Shareholder," and, collectively, "Shareholders") who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Closing Stock Price.

     (g) Maximum Number of Shares. Notwithstanding any provision of this Agreement to the contrary, the maximum number of shares of Parent Common Stock to be issued pursuant to the Merger and upon exercise of the Company Options and/or the Substitute Warrant shall in no event exceed, in the aggregate, a number of shares equal to 310,000, increased by any positive Share Adjustment or reduced by any negative Share Adjustment, subject to appropriate adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar event.

     1.6 Dissenting Shares and Appraisal Rights.

(a) Notwithstanding anything contained herein to the contrary, any holder of Company Common Stock who has not voted in favor of the Merger or otherwise consented thereto in writing and who has the right to demand, and properly demands, an appraisal of such holder's shares of Company Common Stock in accordance with Article 13 of the GBCC or any successor provision (the "Dissenters' Provisions") (such holder being referred to herein as a "Dissenting Shareholder" and such shares being referred to herein as "Dissenting Shares") shall not be entitled to receive any consideration pursuant to Sections 1.5 and
1.7 hereof, unless and until such Dissenting Shareholder fails to perfect or otherwise loses or withdraws any such right to appraisal. With respect to any Dissenting Shares, the rights of a Dissenting Shareholder who complies with the provisions of Article 13 of the GBCC shall be limited exclusively to the appraisal rights provided under such Article 13. Dissenting Shareholders who fail to comply with the provisions of Article 13 of the GBCC shall have the rights set forth below in Section 1.6(b).

(b) If any holder of shares of Company Common Stock who demands payment of the fair value of its shares of Company Common Stock pursuant to the Dissenters' Provisions shall effectively withdraw or lose (through failure to perfect or otherwise) its right to such payment at any time, such shares of Company Common Stock shall not thereafter be Dissenting Shares hereunder and the shares of Company Common Stock of such holder shall be converted into a right to receive, without any interest thereon, the consideration set forth herein in exchange for such shares of Company Common Stock.

(c) The Company shall give prompt notice to Parent of each demand received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands and any other instruments and documents received or delivered in connection therewith pursuant to the GBCC. Parent shall have the right to participate in negotiations and proceedings regarding each such demand. The Company shall not, except with the prior written consent of Parent, settle or make any payment regarding any such demand. The parties acknowledge, for purposes of this Section 1.6, the condition to the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement set forth in Section 6.3(j) of this Agreement, which may be waived by Parent in its sole discretion.

   1.7   Payment; Surrender of Certificates.

   (a) Parent Common Stock. Subject to Section 1.7(c), Parent shall issue and deliver to each Shareholder within twenty (20) business days following the Effective Time a certificate representing that number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock into which the shares of Company Common Stock owned of record by such Shareholder are to be exchanged or converted in accordance with Section 1.5 (as determined by applying the Estimated Adjustment Amount (as defined in Section 1.11(c)) as the Adjustment Amount), less such Shareholder's pro rata portion (as calculated in accordance with Exhibit A) of the Holdback Shares (as defined in Section 8.4) to be withheld by Parent in accordance with Section 8.4.

     (b)  Fractional  Shares.  Subject to Section  1.7(c),  within  twenty  (20)
business  days  following  the  Effective   Time,   Parent  shall  pay  to  each
Shareholder, where applicable, the cash amount which such Shareholder is entitled to receive pursuant to Section 1.5(f).

     (c) Certificates. Notwithstanding anything herein to the contrary, no payment shall be made to any Shareholder who does not present certificates for cancellation representing all of such Shareholder's shares of Company Common Stock, or, in the alternative, an affidavit and indemnity, in form and substance reasonably satisfactory to Parent, stating that any of such certificates are lost, stolen or destroyed and that such Shareholder will indemnify and hold Parent and its officers, directors and agents, harmless from any costs, expenses and damages that may be incurred if such certificates are later produced. If a Shareholder does not deliver at the Closing all of the certificates representing such Shareholder's shares of Common Stock, and/or an affidavit and indemnity as described in this Section 1.7, the portion of the consideration that such Shareholder is entitled to receive pursuant to this Section 1.7 shall be retained until such time as such Shareholder makes delivery of the certificates and/or affidavit.

     1.8 No Further Ownership Rights in Company Common Stock and Preferred Stock. All shares of Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.5(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to all applicable shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time.

     1.9 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of such Section.

     1.10 Closing Deliveries.

     (a) By the Company. At the Closing, the Company shall deliver to Parent and Merger Sub the following:

     (i) a certificate, dated as of the Closing Date, signed by the chief executive officer of the Company certifying that (i) all conditions specified in Sections 6.1(a) and 6.3 (other than subsections (c), (e) and (h)) have been fulfilled; and (ii) all authorizations, consents, approvals and waivers or other action required to be obtained or taken by the Company in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated by this Agreement have been obtained or taken;

     (ii) an opinion of Thrasher,  Whitley,  Hampton & Morgan, P.C., counsel for
the  Company,   dated  the  Closing  Date,  in  form  and  substance  reasonably satisfactory to Parent;

     (iii) a copy of the text of all resolutions adopted by the board of directors (and any committee thereof) and shareholders of the Company with respect to the execution, delivery and performance of this Agreement and the Merger, along with a certificate executed by the Secretary of the Company certifying (i) that such copy is a true, correct and complete copy of such resolutions, and (ii) that such resolutions were duly adopted and have not been amended or rescinded, and constitute all corporate action on the part of the Company's board of directors and shareholders required to authorize the execution and delivery of this Agreement by the Company and the consummation of the Merger;

     (iv) a lockup agreement, executed by Robert W. Kelley, Jr., substantially in the form of Exhibit B attached hereto (the "Kelley Lockup Agreement");

     (v) non-competition agreements, executed by each of Robert W. Kelley, Jr. and Richard A. Dudley, substantially in the form of Exhibit C attached hereto (the "Non-Competition Agreements");

     (vi) investor letters executed by each shareholder of the Company (other than those Shareholders listed in Schedule 2.32 hereto) and the Warrant Holder, substantially in the form of Exhibit D attached hereto (to the extent not delivered to Parent prior to the Closing) (the "Investor Letters");

     (vii) a warrant, executed by the Warrant Holder, substantially in the form of Exhibit E attached hereto (the "Substitute Warrant"), and all originals of the Company Warrant, marked to reflect the cancellation and termination thereof; provided, however, that the Company shall not be obligated to deliver the Substitute Warrant in the event the Company Warrant has been exercised in full prior to the Closing; and

     (viii) all other documents, instruments, certificates and opinions required to be delivered by the Company pursuant to this Agreement.

     (b) By Parent. At the Closing, Parent shall deliver or cause to be delivered to the Company the following:

     (i) a certificate executed by the chief executive officer of Parent, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.2 hereof;

     (ii) an opinion of Troutman Sanders LLP, counsel for Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company;

     (iii) the Substitute Warrant, executed by Parent; provided, however, that Parent shall not be obligated to deliver the Substitute Warrant in the event the Company Warrant has been exercised in full prior to the Closing; and

     (iv) all other documents, instruments, and certificates required to be delivered by Parent pursuant to this Agreement.

     1.11 Adjustment Amount.

     (a) For purposes of this Agreement, the following terms shall have the following respective meanings:

     (i) The "Adjustment Amount" means the amount obtained by subtracting (A) the Closing Adjusted Working Capital, minus (B) the Year End Adjusted Working Capital.

     (ii) The "Closing Adjusted Working Capital" means an amount equal to (A) the current assets of the Company as of the Closing, minus (B) all liabilities and outstanding Preferred Stock, if any, of the Company as of the Closing, minus
(C) $100,000, plus (D) the aggregate exercise price of all In the Money Options.

     (iii) The "Year End Adjusted Working Capital" means an amount equal to (A) the current assets of the Company as of March 31, 2002, minus (B) all liabilities and $250,000 in outstanding Preferred Stock of the Company as of March 31, 2002, in each case as determined on the basis of the Company's March 31, 2002 audited financial statements; provided, however, that the Year End Adjusted Working Capital, for all purposes hereunder (including determination of the Adjustment Amount), shall in no event be less than an amount equal to the Year End Adjusted Working Capital determined on the basis of the unaudited March 31, 2002 financial statements of the Company (set forth on Schedule 2.9 hereto) minus $100,000.

     (iv) "In the Money Options" shall include only those Company Options having an aggregate exercise price, immediately prior to the Effective Time, which is lower than the product of (A) the Closing Stock Price, multiplied by (B) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (C) the Exchange Ratio.

     (b) Notwithstanding any provision in this Agreement to the contrary, the Closing Balance Sheet (as defined in Section 1.11(c)) and all items included in the calculation of Closing Adjusted Working Capital and Year End Adjusted
Working Capital shall be prepared in accordance with generally accepted accounting principles, as in effect from time to time ("GAAP"), including appropriate closing adjustments, as if the Closing Date were a fiscal year end, consistently applied, subject to the terms and conditions of this Agreement.

     (c) The Adjustment Amount, if positive, shall result in an increase, and, if negative, shall result in a decrease, in the number of shares of Parent
Common Stock to be issued pursuant to the Merger and upon exercise of the Company Options and the Substitute Warrant following the Effective Time, consistent with Section 1.5(a) and this Section 1.11. Not less than three (3) days prior to the Closing, the Company shall prepare and deliver to Parent (i) a good faith estimate of the Adjustment Amount, if any (the "Estimated Adjustment Amount"), setting forth, in reasonable detail, its calculation of the Year End Adjusted Working Capital and the estimated Closing Adjusted Working Capital, and
(ii)  an  estimated  balance  sheet  for  the  Company  as of the  Closing  (the
"Estimated Balance Sheet"), prepared in good faith consistent with Section 1.11(b), and (iii) a certificate of a duly authorized officer of the Company certifying that the foregoing have been prepared in accordance with this Agreement.

     (d) Within ninety (90) days following the Closing Date, Parent shall prepare and deliver to the Company Agent (as defined in Section 8.3) (i) a balance sheet of the Company as of the Closing (the "Closing Balance Sheet"),
(ii) its calculation of the Year End Adjusted Working Capital and the Closing Adjusted Working Capital, (iii) its calculation of the Adjustment Amount, and
(iv) a certificate of a duly authorized officer of Parent certifying that the foregoing have been prepared in accordance with this Agreement. Each party shall have the right to review all books and records and supporting work papers (including schedules, memoranda and other documents) related to the preparation of the March 31, 2002 financial statements, the Closing Balance Sheet and the calculation of the Adjustment Amount. The Company Agent shall have a period of forty-five (45) days (the "Objection Period") after delivery of the Closing Balance Sheet in which to provide written notice to Parent of any objections thereto (the "Objection Notice"), setting forth the specific item of the calculation of the Adjustment Amount to which each such objection relates and the specific basis for each such objection. The Closing Balance Sheet and the resulting Adjustment Amount shall be deemed to be accepted by the Company Agent and shall become final and binding on the later of the expiration of the Objection Period or the date on which all objections have been resolved by the parties. If the Company Agent gives any such Objection Notice, such dispute shall be resolved by the parties in accordance with the procedures set forth in
Section 8.6(b).

     (e) Promptly after the Closing Balance Sheet and the Adjustment Amount calculated with reference thereto become final and binding under this Agreement, the Adjustment Amount shall be recalculated by giving effect to such final and binding determination. If the final Adjustment Amount is greater than the Estimated Adjustment Amount, Matria shall add to the number of Holdback Shares held in escrow for delivery to the Shareholders (or reserved for future issuance) pursuant to Section 8.4 a number of shares of Matria Common Stock equal to the quotient obtained by dividing (i) the amount by which the final Adjustment Amount exceeds the Estimated Adjustment Amount, by (ii) the Closing Stock Price. If the final Adjustment Amount is less than the Estimated Adjustment Amount, Parent shall be entitled to recover the amount by which the Estimated Adjustment Amount exceeds the final Adjustment Amount by exercising its right of set-off against the Holdback Shares pursuant to Section 8.4.

ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub, notwithstanding any independent investigations or verifications under taken by Parent, Merger Sub or their representatives, subject to the exceptions specifically disclosed in writing in the disclosure Schedules executed and delivered by the Company to Parent simultaneously with the execution and delivery of this Agreement (the "Company Schedules"), that the following representations and warranties are true and correct as of the date hereof and, except for any representations and warranties made as of a specific date (other than the date hereof), shall be true and correct as of the Closing:

     2.1      Organization of the Company.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the law of the State of Georgia. The Company has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as foreign corporation in each jurisdiction in which the failure to be so qualified could have a Material Adverse Effect (as defined in Section 9.2(c)) on the Company.

     (b) The Company has delivered or made available to Parent a true and correct copy of the Articles of Incorporation and Bylaws of the Company, as amended to date, and each such instrument is in full force and effect. The
Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

     2.2 Title to Common Stock. Each Shareholder is the sole record and beneficial owner of the number of shares of Company Common Stock and Preferred Stock set forth in Schedule 2.2, and each such Shareholder holds title to all such shares free and clear of all liens, pledges, hypothecations, charges, encumbrances, security interests, claims and restrictions (collectively, "Liens").

     2.3 Corporate Records. All minute books of the Company have been made available to Parent. Such minute books in all material respects contain complete and accurate records of all resolutions adopted and other actions taken by the Company's Board of Directors, all committees of its Board of Directors, and its shareholders from the date of its incorporation to the date of this Agreement.

     2.4 The Company Capital Structure. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, no par value, of which 13,155,137 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, no par value, of which 500 shares are designated Series A Convertible Preferred Stock (the "Company Preferred Stock"), of which 250 shares are issued and outstanding. All outstanding shares of Company Common Stock and Preferred Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound. The Company has reserved an aggregate of 2,000,000 shares of Company Common Stock, net of exercises, for issuance pursuant to the Company Stock Option Plan, under which Company Options are outstanding for an aggregate of 1,696,042 shares and under which 303,958 shares are available for grant. The Company has reserved for issuance a total of 5,000 shares of Company Common Stock for issuance upon exercise of the Company Warrant. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Schedule 2.4 lists each outstanding option and warrant to acquire shares of Company Common Stock and the vesting status thereof, the name of the holder of such option or warrant, the number of shares subject to such option or warrant and the exercise price of such option or warrant.

     2.5  Obligations  With  Respect  to Capital  Stock.  Except as set forth in
Section 2.4, there are no equity securities or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such shares of capital stock, equity securities or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.4, there are no options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except as set forth in Schedule 2.5, there are no registration rights and, to the Knowledge (as defined in Section 9.2(b)) of the Company, there are no voting trusts or agreements, proxies or other agreements or understandings with respect to any equity security of any class of the Company.

     2.6 Authority.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the Merger by the shareholders of the Company and the filing and recordation of the Certificate of Merger pursuant to the GBCC. The votes of the holders of at least a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single voting group on an as-converted basis, and the holders of at least a majority of the outstanding shares of Preferred Stock, voting as a separate class, are the only votes required for the Company's shareholders to approve and adopt this Agreement and the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of the Company, (ii) subject to obtaining the approval and adoption of this Agreement and the Merger by the Company's shareholders, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or by which its properties are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound or affected.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby.

     2.7 Subsidiaries, etc. The Company does not own or control any equity interest in any corporation, partnership, joint venture or other legal entity.

     2.8 Officers and Directors. Schedule 2.8 contains a complete and correct list of the names of all officers and directors of the Company.

     2.9 Financial Data. Schedule 2.9 contains the unaudited balance sheet of the Company as of March 31, 2002 (the "Balance Sheet"), the unaudited balance sheet of the Company as of March 31, 2001 and the audited balance sheet of the Company as of March 31, 2000, together with the related unaudited statements of profit and loss and cash flow of the Company for each of the twelve month periods ended March 31, 2002 and March 31, 2001 and the audited statements of profit and loss and cash flow of the Company for the twelve month period ended March 31, 2000 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP, consistently applied, and fairly present, in all material respects, the financial position of the Company as of their respective dates and the results of the Company's operations for the periods then ended. The Company has delivered to each of its shareholders, in connection with delivery of notice of the Company's 2002 annual meeting of shareholders, a copy of the Financial Statements as of and for the twelve month period ended March 31, 2002.

     2.10 Balance Sheet Items.

(a) All notes receivable, accounts receivable, and other obligations due and payable to the Company as of March 31, 2002, are reflected in the Balance Sheet. Except to the extent such receivables or other obligations have been paid in the ordinary course of the Business since the date of the Balance Sheet, all notes receivable, accounts receivable and other obligations and receivables shown on the Balance Sheet or arising between the date of the Balance Sheet and the Closing Date (collectively, the "Receivables") represent and constitute genuine, legal, valid and collectible obligations of and bona fide claims against the respective makers thereof or debtors thereon for sales made, services performed or other charges arising on or before the date hereof, and all of the goods delivered and services performed that gave rise to such Receivables were delivered or performed in all material respects in accordance with the applicable orders, contracts, or client requirements therefore. None of such Receivables are subject to any defenses, counterclaims or rights of off-set.

(b) The Company has not written off any Receivables since the date of the Balance Sheet, except nonmaterial write-offs in the ordinary course of the Business consistent with past practice. The reserves relating to all Receivables set forth on the books and records of the Company are (or will be) adequate, as of the respective dates thereof, to cover all uncollectible amounts in respect of such Receivables. None of the Receivables that is the subject of a pledge or assignment to secure debt, is subject to any Lien, or has been placed for collection with any attorney or collection agency or similar individual or firm.

     2.11 Liabilities. Except as set forth on Schedule 2.11, (a) the Company has no indebtedness for borrowed money or capital lease obligations, and (b) the company has no other debt, liability, or obligation of any kind, whether accrued, absolute, known or unknown, contingent or otherwise, whether due or to become due, and regardless of when asserted, except (i) those reflected on the Balance Sheet, and (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet (none of which individually or in the aggregate has had, or will have a Material Adverse Effect on the Company). The Company has no liability or obligation (absolute or contingent) to provide funds on behalf of, or to guarantee or assume any debt, liability or obligation of any corporation, partnership, association, joint venture, individual or other person or entity.

     2.12 Ordinary Course of Business and Absence of Changes. Except as set forth in Schedule 2.12, the Company has operated its business in the ordinary course consistent with past practices since March 31, 2002. Without limiting the generality of the foregoing, and except as set forth in Schedule 2.12, since March 31, 2002:

(a) there has been no material adverse change in the business, assets, liabilities, results of operation, cash flow or financial condition of the Company;

(b) there has been no damage, destruction, casualty or loss to the business, assets, or properties of the Company;

(c) the properties and assets of the Company have been maintained in good order, repair and condition, ordinary wear and tear excepted;

(d) the books, accounts and records of the Company have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

(e) the Company has not issued any capital stock, equity securities or any notes, bonds, debt securities or any other securities convertible, exchangeable or exercisable into capital stock of the Company;

(f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of the Company nor has there been any direct or indirect redemption, retirement, purchase or other acquisition by the Company of any of the capital stock of the Company;

(g) there has been no split, combination or reclassification of the Company's capital stock;

(h) except for annual salary increases made in the ordinary course of business consistent with past practices, there has been (i) no increase in the compensation or in the rate of compensation or commissions payable or to become payable to any director, officer, employee, or agent of the Company, (ii) no director, officer, or employee of the Company hired at a salary in excess of $50,000 per annum, and (iii) no increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee of the Company;

(i) there has been no labor dispute, organizational effort by any union, unfair labor practice charge or employment discrimination charge, nor institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving the Company or affecting the operations of the Company or its business operations;

(j) there has been no Lien (other than for current Taxes (as defined in Section 2.13(a) not yet due and payable) created on or in (including without limitation, any deposit for security consisting of) any of the assets of the Company or assumed by the Company with respect to any such asset;

(k) there has been no indebtedness for borrowed money incurred by the Company and there has been no other indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred which would be required to be reflected on a balance sheet of the Company as of the date hereof, prepared in accordance with GAAP, consistently applied, except such as have been incurred in the ordinary course of business consistent with past practice, none of which individually or in the aggregate has had or could result in a Material Adverse Effect on the Company;

(l) no obligation or liability which would be required to be reflected on a balance sheet of the Company as of the date hereof, prepared in accordance with GAAP, consistently applied, has been discharged or satisfied, other than current liabilities reflected on the Balance Sheet and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practice;

(m) there has been no sale, transfer or other disposition of assets of the Company with a fair market value in excess of $10,000 in the aggregate;

(n) there has been no amendment, termination or waiver of any right of the Company under any contract or agreement or governmental license, permit or permission which, individually or in the aggregate, has had or could result in a Material Adverse Effect on the Company;

(o) there has been no creation of, amendment to or contribution, grant, payment or accrual for or to the credit of any employee of the Company with respect to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement; and

(p) the Company has not entered into any agreement, whether in writing or otherwise, to take any action described in this Section 2.12.

     2.13 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts including any liabilities arising as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg.
Section 1.1502-6 or any comparable provision of foreign, state or local law) and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) Tax Returns and Audits.

     (i) The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company with any Tax authority, except such Returns which are not material to the Company. All such Returns were correct and complete in all material respects and have been completed in accordance with applicable law. The Company has paid all Taxes shown to be due on such Returns.

     (ii) The Company, as of the Effective Time, will have withheld with respect to its employees all applicable Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company.

     (iii) The Company does not have any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

     (iv) No audit or other examination of any Return of the Company by any Tax authority is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

     (v) No adjustment relating to any Returns filed by the Company has been proposed in writing formally or informally by any Tax authority to the Company or any representative thereof.

     (vi) The Company does not have any liability for any material unpaid Taxes which has not been accrued for or reserved on the books of the Company in accordance with GAAP, whether asserted or unasserted, contingent or otherwise.

     (vii) Except as set forth in Schedule 2.13, there is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 162(m), 280G or 404 of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

     (viii) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

     (ix) The Company (A) has never been a member of an affiliated group filing a consolidated federal income Tax Return, (B) is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding, (C) to the Company's Knowledge, is not liable for the Taxes of any other person under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise and (D) is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

     (x) None of the Company's assets are tax exempt use property within the meaning of Section 168(h) of the Code.

     (xi) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     2.14 Litigation and Proceedings. Except as set forth on Schedule 2.14, there are no actions, decrees, suits, counterclaims, claims, proceedings or governmental or other investigations pending or threatened against, by or potentially affecting the Company, in any court or before any arbitrator or Governmental Entity, and no judgment, award, order or decree of any nature has been rendered which could potentially affect the Company, by any agency, arbitrator, court, commission or other authority which has not been paid or discharged. To the Knowledge of the Company, there are no pending or threatened claims against any of the officers, directors or employees of the Company.

     2.15 Permits and Compliance with Laws.

(a) The Company and its employees have obtained and maintain all permits, licenses, certifications, franchises and authorizations from Governmental Entities or other parties necessary or required to conduct the Company's business in the manner in which such business has been and is being conducted (collectively, "Permits"), which Permits are set forth in Schedule 2.15.

(b) On the Closing Date, all Permits shall be in full force and effect. There has been no default on the part of the Company with respect to, and no event has occurred which, with the giving of notice or the lapse of time, or both, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, would constitute a breach of, any condition to the issuance, maintenance, renewal and/or continuance of, any Permit or result in any other impairment of the rights of the holder thereof. The Company has made no assignment of any Permits to any third party, and the Permits are free and clear of all Liens.

(c) The Company has at all times complied and is in compliance with all federal, foreign, state and local laws, rules, regulations and ordinances. No present or past violation of any such law, rule, regulation or ordinance, whether known or unknown, has occurred which could or would materially impair the value of the Company or its business or the right or ability of the Company or its successors, affiliates, officers, directors, employees or agents to conduct their respective activities.

     2.16  Environmental.

(a) The Company has at all times complied and is currently in compliance with, and the Real Property (as defined in Section 2.22) has at all times been occupied and operated and is currently in compliance with, all Environmental Laws. The Company has obtained and maintains all permits, approvals, authorizations and licenses required under any Environmental Law which are necessary to own and operate its business or to occupy any of the Real Property. For purposes of this Agreement, the term "Environmental Laws" refers to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.), the Hazardous  Materials  Transportation  Act (49 U.S.C.
Section 1801, et seq.),  the Resource  Conservation  and Recovery Act (42 U.S.C.
Section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other applicable and present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, policy, guideline, permit, license or other binding determination of any governmental authority imposing liability or establishing standards of conduct for protection of the environment or health and safety.

(b) The Company has no liability (whether known or unknown, absolute or contingent) arising under any Environmental Law and there has been and is no event, condition, circumstance, activity, omission, practice, incident, action or plan (including, without limitation, any intentional or unintentional release into the environment of any Hazardous Material) which may interfere with or affect the Company or its assets, prevent continued compliance by the Company with all Environmental Laws, or otherwise give rise to any liability of the Company or any party owning or operating its business or the Real Property or serve as the basis for any claim, action, suit, proceeding, hearing or investigation against the Company or any party owning or operating its assets or the Real Property under any Environmental Law. The Company has not received any notice alleging that the Company or its assets or the Real Property is in violation of any Environmental Law or that the Company has any liability thereunder. For purposes of this Agreement, the term "Hazardous Material" refers to (i) any element, compound or chemical that is defined, listed or otherwise classified or regulated as a contaminant, pollutant, toxic pollutant, toxic substance, hazardous substance, extremely hazardous substance or chemical waste, hazardous waste, special waste, or solid waste under any Environmental Laws;
(ii) petroleum and its refined products; (iii) polychlorinated biphenyls; (iv) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (v) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

(c) Neither the Company nor any of the Real Property is subject to any applicable Environmental Law requiring the performance of site assessments, the removal or remediation of Hazardous Materials, the giving of notice to any governmental agency or the recording or delivery of an environmental disclosure document or statement by virtue of the transactions contemplated by this Agreement. As of the Effective Time, no expenditure will be required in order for Parent or the Surviving Corporation to comply with any Environmental Law in connection with the operation of the business or assets of the Company or the Real Property in a manner consistent with the current operation thereof.

     2.17 Insurance. Schedule 2.17 contains a complete list and description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for the Company or its officers, directors or employees, all of which will be maintained through the Closing Date in full force and effect. Schedule 2.17 also contains a complete list of (i) all pending claims under any of such policies or bonds, (ii) all claims made within the last three (3) years under any of such policies or bonds, and (iii) any denial of coverage or reservation of rights to contest any such claim asserted by any insurer. All material terms, obligations and provisions of each of such policies and bonds have been complied with; all premiums due thereon have been paid; and no notice of cancellation with respect thereto has been received. Such policies and bonds provide adequate coverage to insure the properties and business of the Company and the activities of its officers, directors and employees against such risks, and in such amounts as are prudent and customary. The Company will not, as of the Closing Date, have any liability for premiums or for retrospective premium adjustments for any period prior to or after the Closing.

     2.18 Powers of Attorney. Schedule 2.18 contains a complete and accurate list setting forth the names and addresses of all persons holding a power of attorney on behalf of the Company.

     2.19 Contracts.

(a) Schedule 2.19 includes a true, correct and complete list of all contracts, agreements, arrangements or understandings, written or oral, to which the Company is a party or by which it is bound (collectively, the "Contracts"), including, without limitation, any of the following contracts, agreements, arrangements or understandings:

     (i) any joint venture or partnership agreement;

     (ii) all confidentiality agreements which could reasonably be expected to result in a restriction on the operation of the business of the Company;

     (iii) any agreement relating to the voting of shares of the capital stock of the Company;

     (iv) any agreement or indenture relating to the borrowing of money or placing a Lien on any of the assets of the Company;

     (v) any agreement for the purchase or sale of products or services;

     (vi) any contract which prohibits the Company from freely engaging in any business, or which prohibits the Company from soliciting customers or any other business, anywhere in the world;

     (vii) all employment, severance or non-competition agreements to which any of the officers or employees of the Company is a party (other than oral or written offers of at-will employment not containing any arrangements with respect to severance or other extraordinary compensation);

     (viii) any contract or commitment for capital expenditures; and

     (ix) any contract under which the rights of the Company may be adversely affected as a result of the Merger.

(b) Except as set forth in Schedule 2.19:

    (i) Each Contract is in full force and effect and constitutes a binding obligation of all parties thereto, enforceable against the other party or parties to such Contracts in accordance with its terms; no such Contract has been canceled or otherwise terminated, and to the Knowledge the Company, no such cancellation or termination has been threatened; and

    (ii) The Company has performed all obligations required to be performed by it under the Contracts; there are no existing breaches, defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults under any of the Contracts, and the Company has not received notice of any such breach or default.

    2.20 Licenses; Intellectual Property.

(a) Schedule 2.20 lists (i) all rights in patents, patent applications, trademarks (whether registered or not), trademark applications, software, service mark registrations and service mark applications, trade names, Internet domain name registrations, Internet domain name applications, corporate names, copyright applications, registered copyrighted works and commercially significant unregistered copyrightable works (including proprietary software, books, written materials, prerecorded video or audio tapes, and other copyrightable works) (all such listed categories of intellectual property, together with uniform resource locators, trade dress, logos, slogans, tag lines, technology, software, trade secrets, know-how, technical documentation, specifications, designs and other intellectual property and proprietary rights, collectively referred to as, the "Intellectual Property") owned or developed by or licensed to the Company or used in, developed for use in, or necessary to the conduct of the business of the Company as now conducted or planned to be conducted, and (ii) all license agreements pursuant to which any such Intellectual Property has been licensed to or from third parties, including the name of the licensee or licensor, as the case may be, and the date of each such agreement.

(b) Except for any rights of Parent therein, the Company owns, free and clear of all Liens (and without restriction as to use or disclosure), all right, title and interest to, or has the right to use pursuant to a valid, enforceable written license (as disclosed in Schedule 2.20), all Intellectual Property set forth in Schedule 2.20, developed or created by the Company, or necessary for the operation of the business of the Company as presently conducted or proposed to be conducted. The Company has taken all reasonably necessary action to protect the secrecy, confidentiality and value of and its rights in and to such Intellectual Property.

(c) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception or development, or both, of Intellectual Property on behalf of the Company, and all officers and technical employees of the Company, either (i) have been a party to
"work-for-hire" arrangements or agreements in accordance with applicable national and state law that has accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising to the Company, or (ii) have executed appropriate instruments of assignment in favor of the Company, as assignee, that have conveyed to the Company, effective and exclusive ownership of all tangible and intangible property arising thereby.

(d)  Neither  the  development,  maintenance,  operation  or  use  of any of the
Intellectual Property of the Company nor the conduct of its business has infringed, misappropriated or conflicted with or infringes, misappropriates or conflicts with any Intellectual Property of any third party, nor would any future conduct with respect to the Intellectual Property or business of the Company as presently contemplated infringe, misappropriate or conflict with any Intellectual Property of any third party. To the Knowledge of the Company, the Intellectual Property listed in Schedule 2.20 has not been infringed, misappropriated or conflicted by any third party. No claim by any third party contesting the validity of any such Intellectual Property has been made, is currently outstanding or, to the Knowledge of the Company, is threatened. The Company has not (i) received any notice of any infringement, misappropriation or violation by the Company of any Intellectual Property listed in Schedule 2.20 by any third party or (ii) infringed, misappropriated or otherwise violated any Intellectual Property of any third party.

(e) Except as set forth in Schedule 2.20: (i) the Company, or, in the case of Company Data (as defined herein) owned by Parent, Parent is the exclusive owner of all data, data lists, information, systems, documentation, processes, and other items compiled, processed, created or developed through any function performed by any program or system administered by the Company (collectively, the "Company Data"); (ii) the Company or, in the case of Company Data owned by Parent, Parent has the exclusive right to use and protect all such Company Data, and no third party (except for Parent) has any rights in or has filed any copyright registration with respect to the Company Data; (iii) the Company has not violated or infringed any patent, copyright, trademark, service mark or other intellectual property rights of any other person or entity in or to the Company Data, and there are no claims pending or, to the Knowledge of the Company, threatened against the Company asserting that the use of any Company Data by the Company infringes the rights of any other person or entity; (iv) the Company has not made or asserted any claim of violation or infringement of any Company Data against any other person or entity, and the Company has no Knowledge of any such violation or infringement; (v) the Company has not granted any outstanding licenses or other rights to any such Company Data, to any other person or entity (except for any such rights granted to Parent), and the Company has maintained and caused all of its employees, agents and independent contractors to maintain the confidentiality of such Company Data.

     2.21 Personal Property. Schedule 2.21 contains a list of all tangible personal property and assets owned and leased by the Company as of the date hereof. Except as otherwise noted in Schedule 2.21, the Company has good and marketable title to all such tangible personal property and assets owned by the Company (the "Owned Assets") and all tangible personal property and assets reflected on the Balance Sheet (except to the extent disposed of in the ordinary course of business since the date thereof), free and clear of all Liens, and the Owned Assets (together with the Leased Assets (as defined below), Real Property, Intellectual Property, Permits and Contracts) constitute and include all of the property and assets related to, required, used, or useful by the Company in the conduct of its business as now conducted or proposed to be conducted. The Company has the right to use all of the leased items of tangible personal property and assets used in connection with the operation of its business (collectively, the "Leased Assets") pursuant to valid and enforceable lease agreements. All of the tangible personal property and assets reflected in
Schedule 2.21 is in good operating condition and repair (ordinary wear and tear excepted).

     2.22 Real Property and Leases.

(a) The Company owns no real property.

(b) Schedule 2.22 lists all of the leases (the "Facility Leases") of any real property leased by the Company in or used in connection with the operation of its business (the "Real Property"). Each Facility Lease is valid, in full force and effect, and enforceable in accordance with its terms and constitutes a legal and binding obligation of each party thereto. The Company has a valid leasehold interest under each Facility Lease. The Company has not given or received any notice of default, termination or partial termination under any Facility Lease, and there is no existing or continuing default by the Company or, to the Knowledge or the Company, any other party in the performance or payment of any obligation under any Facility Lease. The Company has complied in all material respects with the provisions of each Facility Lease.

(c) The Company has not received notice that any zoning or similar land use restrictions are presently in effect or proposed by any Governmental Entity which would impair the use or occupancy of any of the Real Property for the purposes for which such Real Property is currently being used, and the use of the Real Property by the Company is in compliance with all applicable building, zoning and land use laws and regulations. To the Knowledge of the Company, no condemnation by taking or eminent domain of any Leased Real Property is pending or threatened.

(d) The interest of the Company in and under each of the Facility Leases is unencumbered and subject to no present claim, contest, dispute, action or threatened action at law or in equity, and none of the Facility Leases is subject to any written, oral or implied sublease.

(e) There are no contractual obligations, agreements in principle or present plans for the Company to enter into new leases of real property or with respect to the renewal or amendment of existing Facility Leases prior to the Closing Date.

(f) No covenants, easements, restrictions, servitudes, rights of way or regulations applicable to the Real Property have had or are likely to have a Material Adverse Effect on the Company.

     2.23 Employees.

(a) Schedule 2.23 sets forth a true, correct and complete listing of all employees of the Company, including each applicable name and job title or function, as well as a true, correct and complete listing of the current salary or wage, incentive pay and bonuses, accrued vacation, and the current status (as to leave or disability pay status, leave eligibility status, full time or part time, exempt or nonexempt, temporary or permanent status) of such employees. Except as set forth in Schedule 2.23, the Company has not paid or promised to pay any bonuses to such employees.

(b) To the Knowledge of the Company, no officer or employee of the Company or group thereof, has any plans to terminate his or her or employment, or would refuse to continue his or her employment following the Closing.

(c) The Company has no employment-related complaints or charges pending or, to the Knowledge of Seller and the Company, threatened against the Company with the Equal Employment Opportunity Commission, Department of Labor, or any other comparable state or local agency.

(d) The Company is not a party to any collective bargaining agreement or other labor union contract. There are currently no strikes, concerted slowdowns, concerted work stoppages, lockouts or, to the Knowledge the Company, any threats thereof, existing by or with respect to any employees of the Company.

(e) There are no workers' compensation claims pending or, to the Knowledge of the Company, threatened against the Company except to the extent any such claim or claims are covered by workers' compensation insurance.

     2.24 Independent Contractors. Schedule 2.24 contains a true, correct and complete list of the names and compensation arrangements of each independent contractor performing services for the Company. No such independent contractor has informed the Company (nor does the Company have Knowledge) that any such independent contractor does not intend to continue to provide such services after the date hereof or will voluntarily terminate his or her applicable engagement or contract as a result of the transactions contemplated hereby.
Section 2.24 of the Company Schedules sets forth a true, correct and complete list of all written and oral agreements currently in effect with any such independent contractors.

    2.25     Employee Benefits.

(a)  Schedule  2.25  lists  all  "pension  plans"  (as such term is  defined  in
Section 3  of  ERISA),  "welfare  benefit  plans"  (as such term is  defined  in
Section 3 of ERISA), bonus, stock option, stock purchase, restricted stock, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements to which the Company is a party or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company or any Affiliate (as defined in subsection (f)) of the Company (all such plans are sometimes referred to herein collectively as the "Plans" and individually as a "Plan").

(b) True and complete copies of all the Plans and Plan trusts, Summary Plan Descriptions, Actuarial Reports (if any) and Annual Reports on Form 5500 for the most recent three years with respect to the Plans, Internal Revenue Service determination letters, audit reports (if any) and any other related documents have been provided to Parent.

(c) With respect to each Plan, (i) no litigation or administrative or other investigation or proceeding is pending or threatened; and (ii) the Plan has been administered in compliance with, and has been restated or amended so as to comply with, all applicable requirements of law including all applicable requirements of ERISA, the Code and regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor, as well as the terms of such Plan. No Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to such Plan which was or is a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(d) No Plan which is subject to Title IV of ERISA or Section 412 of the Code, and no "multiemployer plan" (as defined by ERISA), has been maintained, contributed to or sponsored by or on behalf of the Company or any of its Affiliates. As of the date hereof, no contribution to any profit sharing plan maintained by the Company or its Affiliates has been authorized which has not been fully paid, and neither the Company nor any of its Affiliates is subject to any liability or penalty under Sections 4971-4980F of the Code or Title I of ERISA.

(e) Except for obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company has no obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment for former or present employees. The Company has cured any known violations or deficiencies under applicable statutes, orders and regulations relating to the Plans or their administration thereof and provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the date hereof with respect to participants who are current or former employees of the Company, and their respective beneficiaries.

(f) No fact or circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under Section 4042 of ERISA in connection with any plan which the Company or an Affiliate of the Company maintains within the meaning of Section 4062 or 4064 of ERISA, and, in either case, the PBGC has not previously taken any such action which has resulted in, or reasonably might result in, any liability of the Company to the PBGC. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in Section 414 of the Code of which the Company is also a member.

(g) Except as set forth in Schedule 2.25, neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (i) give rise to the payment of any amount which would constitute an "excess parachute payment" (within the meaning of Section 280G of the Code) under any contract, agreement, or other arrangement of the Company; (ii) increase any of the benefits payable under the Plans or (ii) result in the acceleration of the time of payment for or the vesting of any such benefits.

    2.26 Brokers' and Finders' Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any other charges payable to any brokers, finders or financial advisors in connection with this Agreement or any transaction contemplated hereby.

     2.27 Board Approval. The Board of Directors of the Company has in accordance with the GBCC and the Company's Articles of Incorporation and Bylaws
(i) determined that the Merger is advisable and in the best interests of the Company and its shareholders, (ii) determined to recommend that the shareholders of the Company approve and adopt this Agreement and the Merger and (iii) duly approved and adopted the Merger, this Agreement and all transactions contemplated hereby. Effective directors' action respecting the Merger, this Agreement, and all transactions contemplated hereby has been taken by the Company in compliance with Section 14-2-862 of the GBCC. All amendments and other actions with respect to the Company Stock Option Plan and the Company Options contemplated by this Agreement (including Section 5.12) have been duly approved and authorized in accordance with the applicable provisions of the Company Stock Option Plan.

     2.28 Insolvency Proceedings. No insolvency proceedings of any kind or nature, including, without limitation, bankruptcy, receivership, reorganization or other arrangements with creditors, voluntary or involuntary, with respect to the Company are pending or threatened.

     2.29 Bank Accounts. Schedule 2.29 sets forth the names and locations of all banks, trust companies, brokerage firms or other financial institutions at which the Company maintains accounts and the name of each person authorized to draw thereon or make withdrawals therefrom.

     2.30 Approvals and Consents. Schedule 2.30 lists all consents or other approvals necessary or beneficial to the consummation of the transactions contemplated hereby or that are required pursuant to the terms of any Contract, Facility Lease or Permit in connection with such transactions or in order to preserve any right, license, Permit or franchise held or owned by the Company, including but not limited to all governmental and other regulatory approvals and consents of lenders, lessors, landlords and other third parties (collectively, "Third Party Consents").

     2.31 Offering Materials. None of the information supplied or to be supplied by the Company for inclusion in the Offering Materials (as defined in Section 5.1(a)) will, at the time the Offering Materials are first mailed to any of the Company's shareholders, at the time any such shareholders vote on or execute proxies or written consents to the approval and adoption of this Agreement and the Merger, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consents or proxies from the Company's shareholders which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent, including the adequacy or accuracy thereof, that is contained in any of the foregoing documents. The Company undertakes no obligation, and shall not be obligated to Parent, to provide information to the Company's Shareholders (other than the Offering Materials provided by Parent) with regard to the Parent Common Stock or its suitability for investment therein by any Shareholder pursuant to this Agreement.

     2.32 Investment.

(a) The Company acknowledges and agrees that the shares of Parent Common Stock to be issued to the Shareholders pursuant to the Merger and to the Warrant Holder upon exercise of the Substitute Warrant have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other federal or state securities laws and are being issued in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder ("Regulation D") and other exemptions under state securities laws. The Company acknowledges and agrees that such shares of Parent Common Stock will constitute "restricted securities" under the federal securities laws and that under such laws and applicable regulations such securities may not be resold without an effective registration statement covering such shares under the Securities Act, or pursuant to an applicable exemption from registration. It is understood that the certificates evidencing such shares of Parent Common Stock shall bear a legend substantially in the form set forth in the Investor Letters.

(b) The Company acknowledges and agrees that each Shareholder (other than the Shareholders listed in Schedule 2.32) and the Warrant Holder has, in connection with the acquisition of shares of Company Common Stock or the Company Warrant, represented to the Company that it is a sophisticated investor with knowledge and experience in financial and business matters, is able to bear the economic risk and lack of liquidity inherent in holding the Parent Common Stock and is an "accredited investor" within the meaning of Regulation D.

     2.33 Representations and Warranties. Without limiting the effect of any representation or warranty set forth herein, the Company further represents and warrants that no representation or warranty or contained in this Article II or Company Schedules contains or shall contain any untrue statement of material fact, nor shall such representations and warranties taken as a whole omit any statement of material fact necessary in order to make any statement therein not misleading. There is no fact known to the Company, which materially adversely affects the business, operations, or assets or the condition, financial or otherwise, of the Company in any respect which has not been disclosed in this Agreement or in the Company Schedules. The Company has furnished to Parent a true, correct and complete copy of any and all Contracts, Facility Leases, Plans, Permits, correspondence, notices and other documents reflected in the Company Schedules, as any of the same have been amended and are in effect on the date hereof.

ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company, notwithstanding any independent investigations or verifications undertaken by the Company or its representatives, that the following representations and warranties are true and correct on the date hereof and, except for any representations and warranties made as of a specific date (other than the date hereof), shall be true and correct as of the Closing:

     3.1 Organization of Parent. Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent.

     3.2 Parent Capital Structure. The authorized capital stock of Parent consists of 25,000,000 shares of Common Stock, par value $0.01 per share, of which 8,991,862 shares were issued and outstanding as of May 24, 2002, and 50,000,000 shares of Preferred Stock, $0.01 par value, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent.

     3.3 Parent Common Stock. The Parent Common Stock to be issued pursuant to the Merger has been duly authorized and will, when issued in accordance with this Agreement, be validly issued, fully paid, and nonassessable.

     3.4 Authority.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to the GBCC. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligations of each of Parent and Merger Sub enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or the equivalent organizational documents of any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected (except for Parent's Credit Facility (as defined in Section 6.3(c), unless the consents contemplated by Section 6.3(c) are obtained), except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause
(ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except for the filing of the Certificate of Merger with the Secretary of State of Georgia and the filing of a Form D with the Securities and Exchange Commission (the "SEC") in connection with the issuance of Parent Common Stock pursuant to the Merger and upon exercise of the Substitute Warrant.

     3.5 SEC Filings.

(a) Parent has filed all forms, reports and documents required to be filed with the SEC since December 31, 2001, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and
(iii) fairly presented the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

     3.6 Offering Materials. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Offering Materials (as defined in Section 5.1) will, at the time the Offering Materials are first mailed to any of the shareholders of the Company, at the time any such shareholders vote on or execute proxies or written consents with respect to the approval and adoption of this Agreement and the Merger, or at the Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consents or proxies from the shareholders of the Company which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company that is contained in any of the foregoing documents.

     3.7 Board Approval. The Board of Directors of Parent has (i) determined that the Merger is advisable and in the best interests of Parent and its stockholders, and (ii) duly approved the Merger, this Agreement and the transactions contemplated hereby, and (iii) authorized the Merger, this Agreement and all transactions contemplated hereby in good faith by the affirmative vote of a majority of disinterested directors of Parent after requisite disclosure in compliance with Section 144(a)(1) of the Delaware General Corporation Law.

ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

     Except as otherwise expressly provided herein, the Company covenants and agrees that, without the prior written consent of Parent in each instance, between the date hereof and the Closing Date:

     4.1 Conduct of Business. The Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and preserve intact its present business organization and use reasonable efforts to keep available the services of its present officers, employees and agents and to preserve the goodwill of its business and relationships with customers, suppliers and others having business dealings with the Company.

     4.2 Maintenance of Properties. The Company will maintain its properties and assets in good operating condition, ordinary wear and tear excepted.

     4.3 Insurance. The Company will maintain and keep in full force and effect all of the insurance policies and bonds referred to in Section 2.17 hereof or other insurance equivalent thereto.

     4.4 Issuance of Securities. Other than pursuant to the repurchase of the Non-Accredited Investor Shares or the redemption of the Company Preferred Stock pursuant to Section 5.2 of this Agreement or the exercise of Company Options outstanding on the date of this Agreement and/or the Company Warrant, the Company will not sell, issue, grant, authorize or propose the sale or issuance of, or purchase or propose the purchase of, any shares of capital stock of the Company, or any securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities of the Company or enter into any agreement with respect to any of the foregoing.

     4.5 Dividends. No stock split, reverse stock split, dividend, distribution or payment (of cash, securities or property) will be declared or made on or in respect of the capital stock of the Company, and the Company will not directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock or enter into any agreement with respect to any of the foregoing.

     4.6 Amendment of Charter. The Company will not amend or cause to be amended its Articles of Incorporation, Bylaws or other organizational documents.

     4.7  No   Acquisitions.   The  Company  will  not  acquire  by  merging  or
consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company or enter into any agreement with respect to any of the foregoing.

     4.8 Disposition of Assets. The Company will not adopt, propose or implement any plan of liquidation or dissolution, sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein or sell or transfer, or subject to any Lien, any tangible or intangible asset of the Company or enter into any agreement with respect to any of the foregoing.

     4.9 Compensation. Except for annual salary increases made in the ordinary course of business consistent with the past practices of the Company, no increase will be made in the compensation payable or to become payable to any director, or officer or employee of the Company, no general increase will be made in the compensation payable or to become payable to any hourly or salaried employees of the Company; no increase will be made in any payment of or commitment to pay any bonus, profit sharing, severance pay or other extraordinary compensation to any director, officer or employee of the Company; and the Company will not enter into any agreement or understanding with respect to the foregoing.

     4.10 Banking Arrangements. No change will be made in the banking and safe deposit arrangements referred to in Section 2.31 hereof, except in the ordinary course of business, consistent with past practice, and then only after first notifying Parent of such change.

     4.11 Indebtedness. The Company will not incur any indebtedness for borrowed money, purchase money indebtedness or capital lease obligations, or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others or enter into any agreement with respect to the foregoing.

     4.12 Payment of Debt. The Company will not pay any obligation or liability or enter into any agreement with respect to the foregoing other than in the ordinary course of business or as required by the terms of any instrument evidencing or governing the same.

     4.13 Benefit Plans. The Company will not enter into or amend, or make or authorize the making of any contributions to, any bonus, incentive compensation, deferred compensation, severance, profit sharing (including, without limitation, the adoption of any resolution or taking of any other action for or with respect to the contribution of any sum pursuant to the terms of any existing profit sharing or similar plan), retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement, except as and only to the extent required by law or regulation.

     4.14 Contracts. The Company will not enter into any Contract, except in the ordinary course of business consistent with past practice, or amend any Contract (including, without limitation, the Company Warrant, the Company Stock Option Plan and the Company Options).

     4.15 Books and Records. The books and records of the Company will be maintained in the usual, regular and ordinary course of business consistent with past practice.

     4.16 Other Actions. The Company will not take any action that would or could reasonably be expected to result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue in any material respect at any time on or prior to the Closing Date or the date this Agreement terminates.

     4.17 Changes. The Company shall promptly advise Parent in writing of any change or event having, or which can reasonably be foreseen to have, a Material Adverse Effect on the Company.

ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 Securities Matters.

(a) As promptly as practicable after the execution of this Agreement, Parent may, in its discretion, prepare a package of disclosure documents to be distributed to the shareholders entitled to vote on the approval and adoption of this Agreement and the Merger and the Warrant Holder (the "Offering Materials"). The Company will provide to Parent all information reasonably requested in connection with the preparation of the Offering Materials, and will cause the Offering Materials to be mailed to each of its shareholders and the Warrant Holder at the earliest practicable time. Whenever any event occurs which is required, in Parent's reasonable determination, to be set forth in an amendment or supplement to the Offering Materials, the Company will cooperate with Parent by promptly mailing to its shareholders and the Warrant Holder such amendment or supplement.

(b) The Company will deliver or cause to be delivered to Parent as promptly as practicable on or following the date hereof from each shareholder of the Company (other than those individuals set forth in Schedule 2.32) and the Warrant Holder an executed Investor Letter, each of which will be in full force and effect as of the Effective Time.

(c) The Company shall take any and all actions reasonably requested by Parent to cause the offer and issuance of the Parent Common Stock to the Shareholders of the Company and the Warrant Holder to satisfy all applicable requirements of Regulation D and all other applicable federal and state securities laws.

     5.2 Non-Accredited Investor Shares. Prior to the Closing, the Company shall repurchase (i) from each shareholder of the Company that is not an "accredited investor" (as such term is defined in Regulation D) or has not executed and delivered to Parent an Investor Letter (collectively, the "Non-Accredited Investors") all of the shares of capital stock of the Company owned by such Non-Accredited Investors (the "Non-Accredited Investor Shares") at a price not to exceed $500,000 in the aggregate for all Non-Accredited Investor Shares, and
(ii) all issued and outstanding shares of the Series A Convertible Preferred Stock, no par value, of the Company (the "Company Preferred Stock") at a price not to exceed $1,000 per share (plus any accrued and unpaid dividends thereon). All Non-Accredited Investor Shares and shares of the Company Preferred Stock shall be redeemed, canceled and terminated upon such repurchase by the Company.

     5.3 Shareholder Approval.

(a) The Company will as promptly as practicable after the date hereof, in accordance with the GBCC and its Articles of Incorporation and Bylaws obtain the unanimous written consent of its shareholders to, and/or convene a shareholders' meeting for the purpose of voting upon the adoption and approval of this Agreement and the Merger. The Company will use its best efforts and take all action necessary or advisable to secure the vote or consent of its shareholders required by the GBCC and all other applicable legal requirements with respect to the approval and adoption of this Agreement and the Merger.

(b) The Board of Directors of the Company shall recommend that the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger, and neither the Board of Directors of the Company, nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of the Board of Directors of the Company or the Company's shareholders vote in favor of and adopt and approve this Agreement and the Merger.

     5.4 Access to Information; Confidentiality.

(a) During the period from the date of this Agreement to the Closing, the Company agrees to permit Parent and its representatives, agents, counsel and accountants to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, employment and other records and working papers of, and other relevant information pertaining to the Company, and to cause its officers and employees to furnish to Parent and its representatives, agents, counsel and accountants such financial and operating data and other information with respect to the business, properties and assets of the Company, as Parent may reasonably request; and the Company agrees to cause its officers and employees to cooperate with Parent and its representatives, agents, counsel and accountants in order to enable Parent to become fully informed with respect to the business, earnings, financial condition, prospects, properties, assets, liabilities and obligations of the Company.

(b) Each party hereto will hold, and will use its reasonable efforts to cause its respective affiliates, officers, directors, employees and agents to hold, in strict confidence from any person, and not to disclose, except to the extent, and only to the extent (i) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental authorities or by other requirements of law) (provided the party compelled to disclose provides the other party with prior notice thereof so that such other party may seek a protective order or other appropriate remedy to prevent or limit such disclosure) or (ii) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its affiliates furnished to it by any other party or such other party's affiliates, officers, directors, employees and agents pursuant to or in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been
(A) previously  known by the party  receiving  such  documents  or  information,
(B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party, or
(C) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions shall have no further force or effect. In the event this Agreement is terminated, upon the request of the other party, each party hereto will, and will cause its affiliates, promptly (and in no event later than five (5) days after such request) to redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party that furnished such documents and information or its officers, directors and agents.

     5.5 No Solicitation.

(a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company will not, nor will it authorize or permit any of its officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Company Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Company Acquisition Proposal, (iii) engage in discussions with any person with respect to any Company Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Company Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Company Acquisition Transaction (as defined below);

(b) For purposes of this Agreement, "Company Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Company Acquisition Transaction. For the purposes of this Agreement, "Company Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (i) any acquisition or purchase by any person of any voting or other equity securities of the Company (other than pursuant to the exercise of Company Options outstanding on the date of this Agreement and/or the Company Warrant);
(B) any sale, lease, exchange, transfer, license, acquisition or disposition of a significant or material portion of the assets of the Company; or (C) any liquidation or dissolution of the Company.

(c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.5, the Company as promptly as practicable, shall advise Parent of any request received by the Company for non-public information which the Company reasonably believes would lead to a Company Acquisition Proposal or of any Company Acquisition Proposal, the material terms and conditions of such request, Company Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Company Acquisition Proposal or inquiry.

     5.6 Public Disclosure. The Company will not issue any press release or make any public statement without the prior consent of Parent (not to be unreasonably withheld).

     5.7 Legal Requirements. Each of Parent, Merger Sub and the Company will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.

     5.8 Third Party Consents. As soon as practicable following the date hereof, the Company will use its commercially reasonable efforts to obtain all consents, waivers and approvals of all Governmental Entities and third parties under any of the Facility Leases, Contracts, Permits or otherwise required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.9 Schedules; Supplements. Each party hereto shall promptly provide the other parties with written notification (each a "Supplement") of any event or occurrence or other information of any kind whatsoever necessary to maintain this Agreement, such party's representations and warranties contained herein and all other documents and writings furnished by such party pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing Date; provided, however, that no such Supplement shall cure any breach of any representation or warranty set forth herein or otherwise limit any rights or remedies available to the other parties hereto.

     5.10 Further Assurances. Subject to the respective rights and obligations of Parent and the Company under this Agreement, each of the parties to this Agreement will use its commercially reasonable efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

     5.11 Stock Options. At the Effective Time, Parent shall assume the Company Stock Option Plan and each outstanding Company Option and any reference to the Company in any such Company Stock Option Plan or Company Option shall mean Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options as are in effect immediately prior to the Effective Time, except that from and after the Effective Time (i) each assumed Company Option will be exercisable pursuant to its terms for that number of whole shares of Parent Common Stock that the holder of such Company Option (each, an "Option Holder") would have been entitled to receive pursuant to the Merger had such Company Option been exercised immediately prior to the Effective Time (giving full effect to Section 8.4), as calculated in accordance with Exhibit A, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each assumed Company Option shall be adjusted so that the aggregate exercise price for all shares of Parent Common Stock issuable upon exercise of such Company Option is equal to the aggregate exercise price for all shares of Company Common Stock issuable upon exercise of such Company Option immediately prior to the Effective Time (subject to further adjustment, as appropriate and consistent with the foregoing, upon any release of the Holdback Shares). All Company Options held by Parker H. Petit and Donald W. Weber shall be cancelled and terminated prior to the Closing. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable after the Effective Time.

     5.12 Tax-Free Reorganization. Parent and the Company will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code.

     5.13 Nasdaq Qualification. Parent agrees to cause the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with this Agreement and the Merger to be authorized for trading on the Nasdaq, upon official notice of issuance.

     5.14 Employees. The Company shall use all reasonable business efforts to retain the services of its employees through the Effective Date. Prior to or at the Effective Date, Parent, in its sole discretion, may offer or cause the Surviving Corporation to offer employment to any or all of such employees upon such compensation and other terms and conditions as shall be determined by
Parent  in its  sole  discretion.  With  respect  to  any  Company  employee  (a
"Transferred Employee") offered employment by Parent or the Surviving Corporation following the Merger, the Transferred Employees (i) shall be entitled to participate in the employee benefit plans of Parent and its subsidiaries upon substantially the same terms and conditions as other similarly situated employees, subject to such limitations as may be provided by applicable law or by the terms of such benefit plans, and (ii) shall be given credit for time worked for the Company for purposes of determining their participation and vesting under the applicable employee benefit plans and programs. In connection with the foregoing, Parent or the Surviving Corporation, as applicable, may use different benefits providers, establish new benefit plans, or use its existing plans in respect of the Transferred Employees.

     5.15 Personal Guaranties. Following the Effective Time, Parent shall indemnify Robert W. Kelley, Jr. and Richard A. Dudley for any amounts becoming payable by either such individual after the Effective Time as a result of the existence of any guaranty of Mr. Kelley or Mr. Dudley with respect to the obligations of the Company, to the extent the existence of any such guaranty is disclosed in the Company Schedules.

ARTICLE VI
                            CONDITIONS TO THE MERGER


     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

(a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote under applicable law by the shareholders of the Company.

(b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     (c) Governmental Approvals. The parties shall have received from any and all Governmental Entities having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired.

     6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date other than the date hereof (which representations shall have been true and correct as of such particular date).

     (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing (including all deliveries required under Section 1.10(b)).

     (c) Nasdaq Qualification. The shares of Parent Common Stock issuable pursuant to the Merger and required to be reserved for issuance in connection pursuant to this Agreement shall have been authorized for trading on the Nasdaq upon official notice of issuance.

     6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date other than the date hereof (which representations shall have been true and correct as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties for purposes of this Section 6.3(a), any Supplements to the Company Schedules made or purported to have been made after the date of this Agreement shall be disregarded).

     (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing (including all deliveries required under Section 1.10(a)).

     (c) Lender's Consent. Parent shall have obtained all consents and waivers to this Agreement and the transactions contemplated hereby required under that First Amended and Restated Credit Agreement dated as of January 19, 1999 and Amended and Restated as of July 9, 2001 among Parent and certain of its subsidiaries, as Borrowers, the lenders named therein, First Union National Bank, as Administrative Agent and UBS Warburg LLC, as Syndication Agent, and arranged by First Union Securities, Inc. on terms satisfactory to Parent (the "Credit Facility").

     (d) Third Party Consents. All Third Party Consents shall have been duly obtained, and such consents, authorizations or approvals shall be in form and substance satisfactory to Parent and without condition, cost or expense to Parent, the Company or the Surviving Corporation.

     (e) Key Employees. Each of Robert W. Kelley, Jr., Richard A. Dudley and James G. Dozier shall have accepted employment with the Parent or Surviving Corporation and agreed to the termination of any existing employment agreements or arrangements covering such individuals, on written terms and conditions reasonably satisfactory to Parent.

     (f)  Repurchase  of  Shares.   The  Company  shall  have   repurchased  the
Non-Accredited Investor Shares and the Company Preferred Stock in accordance with Section 5.2 of this Agreement and otherwise on terms reasonably satisfactory to Parent.

     (g) Cancellation of Options. All Company Options held by Parker H. Petit and Donald W. Weber shall have been surrendered, cancelled and terminated in all respects.

     (h) Issuance of Parent Common Stock. The issuance of the shares of Parent Common Stock to be issued and delivered pursuant to the Merger shall, in the reasonable judgment of Parent, be exempt from registration under the Securities Act and all applicable state securities laws.

     (i) No Material Adverse Change. From the date hereof through the Closing Date, there shall have been no material adverse change in the assets or the liabilities, the business or condition (financial or otherwise), operations or prospects of the Company.

     (j) Dissenters' Rights. No Shareholder of the Company shall have demanded or perfected the right to an appraisal under the Dissenters' Provisions.

     (k) Other. On or prior to Closing Date, the Company shall have delivered such other documents, agreements and certificates required to be delivered by the Company hereunder or as may have been reasonably requested by Parent.

ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     7.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Merger by the shareholders of the Company:

     (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

     (b) by either the Company or Parent if the Merger shall not have been consummated by June 30, 2002; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth herein has been a principal cause of or resulted in the failure of the Merger to occur on or before such date;

     (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

     (d) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(d) for fifteen (15) days after delivery of written notice from the Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (d) if such breach by Parent is cured during such fifteen
(15)-day period);

     (e) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(e) for fifteen
(15) days after delivery of written notice from Parent to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (e) if such breach by the Company is cured during such fifteen (15)-day period); or

     (f) by Parent if the Company shall have breached the provisions of Section 5.5(a) of this Agreement.

     7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) for the provisions of Section 5.4(b), this Section 7.2, Section 7.3 and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any material breach of this Agreement.

     7.3 Fees and Expenses. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII
                               RECOVERY OF LOSSES

     8.1 Survival of Representations.

     (a) The representations and warranties set forth in Article II of this Agreement and Parent's right of recovery with respect thereto shall survive the Closing until the date that is one year after the Effective Time.

     (b) The representations and warranties set forth in Article III of this Agreement shall terminate upon and shall not survive the Closing.

     (c) The expiration of any representation or warranty in accordance with the provisions of Section 8.1(a) shall not affect Parent's right to pursue a claim for recovery based upon a breach of such representation or warranty made prior to such expiration or any claim based upon fraud in connection with this Agreement or the transactions contemplated thereby.

     8.2 Right of Recovery. Subject to the terms and conditions of this Article VIII, after the Closing Parent may recover, by exercising its right of set-off pursuant to Section 8.4, the amount of any and all direct or indirect claims, losses, liabilities, Taxes, damages (including, without limitation, special and consequential damages), costs (including court costs) and expenses (including, without limitation, all reasonable attorneys' and accountants' fees and expenses) (collectively "Losses") suffered or incurred by Parent and/or its affiliates, officers, directors, stockholders, employees, representatives, successors and assigns, arising out of or in connection with:

     (a) any breach, inaccuracy or untruth of any representation or warranty made by the Company contained in this Agreement or in any certificate delivered by the Company in connection with this Agreement (without giving effect to any Supplements or any qualifications as to materiality contained in such representations and warranties), whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing;

     (b) any breach of or noncompliance with any covenant or agreement of the Company contained in this Agreement; and/or

     (c) any action, decree, suit, claim, counterclaim proceeding or investigation before any court, governmental or regulatory agency, mediator or arbitrator directly or indirectly involving the Company, to the extent arising out of actions taken or facts existing before the Closing or arising out of or related to the transactions contemplated by this Agreement.

     8.3 Company Agent.

     (a) The Company agrees that Robert W. Kelley, Jr. shall be and hereby is constituted and appointed as agent and attorney-in-fact (the "Company Agent") for and on behalf of the Company (and to represent the interests of the Shareholders) from and after the Closing (i) to give and receive notices and communications, (ii) to receive notifications of the number of Holdback Shares which shall be retained by Parent and forfeited by the Shareholders in satisfaction of claims by Parent for Losses or in respect of the Adjustment Amount, (iii) to object to such notifications, (iv) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and
(v) to take all actions necessary or appropriate in the judgment of the Company Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders entitled to receive a majority of the Holdback Shares from time to time upon not less than ten (10) days' prior written notice to Parent. No bond shall be required of the Company Agent, and the Company Agent shall receive no compensation for his services. Notices or communications to or from the Company Agent shall constitute notice to or from the Company and each of the Shareholders.

     (b) A decision, act, consent or instruction of the Company Agent shall be final, binding and conclusive upon the Company and the Shareholders, and Parent may rely upon any decision, act, consent or instruction of the Company Agent pursuant to this Section 8.3 as being the decision, act, consent or instruction of the Company and all Shareholders. Parent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Company Agent.

     8.4 Holdback Shares.

     (a) The parties hereby agree that 31,000 shares of the Parent Common Stock (the "Holdback Shares"), out of the total number of shares of Parent Common Stock to be issued to the holders of Company Common Stock pursuant to the Merger and upon exercise of the Company Options and the Substitute Warrant following the Effective Time, shall be held in escrow by Parent and available for use to satisfy claims for recovery by Parent under this Article VIII and Section 1.11(e). In the event Parent is entitled to recover any amount in respect of the Adjustment Amount pursuant to Section 1.11(e) or any Losses pursuant to Section 8.2, Parent may set off such amount against the Holdback Shares. In each such event, the number of Holdback Shares deliverable by Parent to the Shareholders hereunder shall be reduced by an amount equal to the quotient obtained by dividing (i) the amount of the applicable set-off, by (ii) the Closing Stock Price. Any Holdback Shares which are so applied to Parent's rights of recovery shall be retained by Parent and cancelled and shall not be delivered to the Shareholders or reserved for issuance upon exercise of any assumed Company Options or the Substitute Warrant. The number of Holdback Shares to be applied against any recovery claim and/or released to the Shareholders pursuant to this
Section 8.4 shall be subject to appropriate adjustments for any stock split, reverse stock split, stock dividend, recapitalization or similar event.

     (b) Notwithstanding the foregoing, Parent shall not be entitled to exercise any right of recovery or set-off arising under Section 8.2(a) until the aggregate amount of Losses for which Parent would otherwise be entitled to recovery under Section 8.2(a) exceeds or is reasonably expected to exceed $50,000 (the "Basket"), at which point Parent shall be entitled to recovery of all such Losses, including all Losses included in reaching the Basket. The foregoing limitation shall not apply to (i) any Losses arising out of fraud on the part of the Company or any Shareholder, (ii) any Losses arising out of any breach of any of the representations and warranties set forth in Sections 2.2, 2.4, 2.5 or 2.26 of this Agreement, or (iii) any right of recovery arising under
Section 1.11(e), 8.2(b) or 8.2(c) of this Agreement.

     (c) Any remaining Holdback Shares, after application of all set-offs and deductions provided for in this Section 8.4, less the number of Holdback Shares which may be required to satisfy any then pending claims by Parent for recovery pursuant to this Article VIII or Section 1.11(e) ("Recoverable Claims") which have not been finally resolved in accordance with the terms of this Agreement or with respect to which Parent has not yet received full recovery, plus any additional Holdback Shares to which the Shareholders are entitled pursuant to
Section 1.11(e), shall be released by Parent and delivered to the Shareholders (or, as appropriate, reserved for future issuance upon exercise of then outstanding assumed Company Options and the Substitute Warrant) (pro rata in accordance with Exhibit A), subject to Section 1.5(f), within twenty (20) business days following the first anniversary of the Effective Time (the "Release Date").

     (d) The amount that may be required to satisfy Recoverable Claims pending on the Release Date shall be reasonably determined by Parent in good faith. Any Holdback Shares so retained by Parent shall, after application of all set-offs and deductions provided for herein, be released by Parent and delivered to the Shareholders (or, as appropriate, reserved for future issuance upon exercise of then outstanding assumed Company Options and the Substitute Warrant) (pro rata in accordance with Exhibit A), subject to Section 1.5(f), promptly following resolution of all Recoverable Claims.

     8.5 Sole Remedy. From and after the Closing, this Article VIII sets forth, and Parent's right of set-off against the Holdback Shares shall be, the sole and exclusive remedy and recourse of Parent arising from any Losses or any other claim, cause of action or right of any nature against the Company or any Shareholder in connection with this Agreement, except for Losses arising from fraud on the part of the Company or any Shareholder or, with respect to any Shareholder, any inaccuracy in any of the representations and warranties set forth in Section 2.2.

     8.6 Procedures.

     (a) Whenever Parent is entitled to recovery under this Article VIII, Parent shall promptly notify the Company Agent of the claim and, when known, the facts constituting the basis for such claim. Any failure to provide such notice shall not affect Parent's right to recovery hereunder, unless, and only to the extent that, such failure has materially and adversely affected the Company Agent's ability to defend a Third Party Claim (as defined below).

     (b) Upon receipt by the Company Agent of the notice of claim and the facts constituting the basis for such claim as provided in subparagraph (a) of this
Section 8.6, Parent and the Company Agent shall negotiate in good faith to reach an agreement as to the validity and amount of such claim. If such an agreement has not been reached within thirty (30) days of the aforesaid notice, Parent and the Company Agent shall submit the claim to be settled by arbitration in the City of Atlanta, State of Georgia, pursuant to the commercial arbitration rules then in effect of the American Arbitration Association (or at any time or at any other place or under any other form of arbitration mutually acceptable to the parties so involved). Any award rendered shall be final and conclusive upon the parties, and a judgment thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. Any award may include the expenses of arbitration as well as the cost of counsel and experts. The provisions of this Section 8.6(b) shall in all respects be governed by the Federal Arbitration Act.

     (c) The Company Agent shall not settle or compromise or voluntarily enter into any binding agreement to settle or compromise, or consent to entry of any judgment arising from, any claim or proceeding by a person who is not a party to this Agreement with respect to which Parent is entitled to recovery under this
Article VIII (a "Third Party Claim") except with the prior written consent of Parent, which will not be unreasonably withheld. With respect to any Third Party Claim, the Company Agent may at the expense of the Shareholders undertake the defense thereof by representatives of its own choosing reasonably satisfactory to Parent. Parent shall cooperate in the defense of any Third Party Claim, to the extent reasonably requested by the Company Agent, and any expenses incurred by Parent as a result thereof shall constitute recoverable Losses hereunder. Parent shall have the right to participate in any such defense of a Third Party Claim with advisory counsel of its own choosing. Such participation shall be at the expense of Parent, unless Parent reasonably determines that, because of a conflict of interest or otherwise, the Company Agent is not adequately representing or may not adequately represent its interests, in which case the reasonable costs of such participation by Parent shall constitute recoverable Losses hereunder. In the event the Company Agent, does not notify Parent of its intent to defend a Third Party Claim within ten (10) days of receipt of notice thereof or, after half of the period for the presentation of a defense against any such Third Party Claim, fails to begin to diligently defend it (or at any time thereafter ceases to diligently defend it), Parent will have the right to undertake and control the defense, compromise or settlement of such Third Party Claim, and any expenses incurred by Parent resulting therefrom shall constitute recoverable Losses hereunder.

     8.7 No Limitation. Nothing contained herein shall prevent Parent from making a claim for a Loss hereunder notwithstanding its Knowledge of the Loss or possibility of the Loss on, prior to, or after the Closing Date, or any waiver by any party with respect thereto.

     8.8 Option and Warrant Holders. Solely for purposes of this Article VIII (and no other provisions of this Agreement), a reference to the "Shareholders" shall include any and all Option Holders and/or the Warrant Holder, as applicable, that exercises any Company Options or the Substitute Warrant after the Effective Time.

ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if and when delivered personally or by commercial overnight delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

                  (a)      if to the Company, to:

                           MarketRing.com, Inc.
                           555 North Point Center East, Suite 250
                           Alpharetta, GA  30022
                           Attention:  Robert W. Kelley, Jr.
                           Fax No.:  (678) 356-0003

                           with copies to:

                           Thrasher, Whitley, Hampton & Morgan
                           Five Concourse Parkway, Suite 2150
                           Atlanta, GA  30328
                           Attention:  H. Grady Thrasher, IV
                           Fax No.:  (770) 804-5555

                  (b)      if to the Company Agent, to:


                           Robert W. Kelley, Jr.
                           ______________________________
                           ______________________________
                           ______________________________
                           ______________________________

                           with copies to:

                           Thrasher, Whitley, Hampton & Morgan
                           Five Concourse Parkway, Suite 2150
                           Atlanta, GA  30328
                           Attention:  H. Grady Thrasher, IV
                           Fax No.:  (770) 804-5555

                  (c)      if to the Parent or Merger Sub, to:

                           Matria Healthcare, Inc.
                           1850 Parkway Place, Suite 1200
                           Marietta, GA 30067
                           Attention: General Counsel
                           Fax No.: (770) 767-7769

                           with a copy to:

                           Troutman Sanders LLP
                           5200 NationsBank Plaza
                           600 Peachtree Street, N.E.
                           Atlanta, GA  30308
                           Attention: James L. Smith, III
                           Fax No.: (404) 962-6687

     9.2 Interpretation; Knowledge; Material Adverse Effect.

     (a) When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

     (b) For purposes of this Agreement, the matters as to which a party has "Knowledge" shall be deemed to include all matters of which the applicable party, through the officers and directors of such party, actually knew or should have known after reasonable inquiry.

     (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with a party means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets, capitalization, financial condition, prospects or results of operations of such entity and its subsidiaries taken as a whole; or to the ability of such party to execute and deliver this Agreement or perform its obligations hereunder.

     9.3   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and the Company Schedules, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that Parent may assign its rights under this Agreement as collateral security to any lender. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.


                                       MATRIA HEALTHCARE, INC.



                                       By:
                                       Name:
                                       Title:




                                       MRDC ACQUISITION CORP.



                                       By:
                                       Name:
                                       Title:




                                       MARKETRING.COM, INC.



                                       By:
                                       Name:
                                       Title: